SUB-ITEM 77I

Creation of Share Class

MFS High Income Fund, MFS Global High Yield Fund, and MFS Municipal High Income Fund, each a series of MFS Series Trust III (the "Trust") established a new class of shares, Class T shares, as described in the prospectus contained in Post-Effective Amendment No. 62 to the Registration Statement of MFS Series Trust III (File Nos. 2-60491 and 811-2794), as filed with the Securities and Exchange Commission via EDGAR on May 30, 2017 under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.


Creation of Share Class

MFS Municipal High Income Fund, a series of MFS Series Trust III (the "Trust") established a new class of shares, Class R6 shares, as described in the prospectus contained in Post-Effective Amendment No. 62 to the Registration Statement of MFS Series Trust III (File Nos. 2-60491 and 811-2794), as filed with the Securities and Exchange Commission via EDGAR on May 30, 2017 under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.